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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                     Date of Report (Date of earliest Event
                            Reported): June 25, 2001





                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                333-60164                 41-1955181
----------------------------     -------------             ---------------
(State or Other Jurisdiction     (Commission               (I.R.S. Employer
     of Incorporation)           File Number)              Identification No.)




           8400 Normandale Lake Blvd., Suite 250 Minneapolis, MN 55437
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code (952) 832-7000



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Items 1 through 4, Item 6 and Item 8 are not included because they are not applicable.

Item 5. Other Events.

Filing of Computational Materials

     In connection with the proposed offering of the GMACM Home Equity Loan-Backed Term Notes, Series 2001-HE2 (the "Term Notes"), Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc., as representatives of the underwriters (the "Representatives"), have prepared certain materials (the "Computational Materials") for distribution to potential investors. Although Residential Asset Mortgage Products, Inc. (the "Company") provided the Representatives with certain information regarding the characteristics of the mortgage loans (the "Mortgage Loans") in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

        For purposes of this Form 8-K, "Computational Materials" shall mean computer generated tables and/or charts displaying, with respect to the Term Notes, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials listed as Exhibit 99.1 hereto are filed.

Item 7.  Financial Statements and Exhibits

         Information and Exhibits.

(a)     Not applicable.

(b)     Not applicable.

(c)     Exhibits:

        99.1   Computational Materials.


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              RESIDENTIAL ASSET MORTGAGE
                                              PRODUCTS, INC.



                                            By:    /s/ Patricia C. Taylor
                                                  Patricia C. Taylor
                                                  Vice President



Dated:  June 25, 2001




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                                  Exhibit Index


Exhibit                                                  Page

99.1           Computational Materials                       6




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                                  Exhibit 99.1



                             (Intentionally Omitted)




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